EXHIBIT 10.1

MEAD JOHNSON NUTRITION COMPANY
LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
The Participant has been granted Restricted Stock Units (“RSUs”) under the terms of the Mead Johnson Nutrition Company Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions set forth in this Agreement, including all exhibits and appendices hereto which are incorporated herein (the “Agreement”) and the summary of the grant (the “Grant Summary”) on the Morgan Stanley website at www.StockPlanConnect.com. To the extent applicable, the terms of the RSUs are modified as described in Exhibits I and II (relating to non-U.S. Participants). Capitalized terms not defined herein shall have the meaning specified in the Plan or in the Grant Summary.

1.Award. Each RSU awarded to the Participant hereunder represents the conditional right to receive, upon settlement in accordance with the terms of this Agreement, one share of Stock. The RSUs include the right to receive Dividend Equivalent Units in accordance with Section 2.
2.    Dividend Equivalents. Dividend Equivalents shall be paid or credited on RSUs (other than RSUs that, at the relevant record date, previously have been settled or forfeited) as follows unless the Committee specifies alternative treatment:

(a)
If the Company declares and pays a dividend or distribution on Stock in the form of cash, then a cash amount shall be paid to the Participant as of the payment date for such dividend or distribution equal to the number of RSUs credited to the Participant as of the record date for such dividend or distribution multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding share of Stock at such payment date.

(b)
If the Company declares and pays a dividend or distribution on Stock in the form of property other than shares of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or distribution equal to the number of RSUs credited to the Participant as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding share of Stock at such payment date, divided by the Fair Market Value of a share of Stock at such payment date, which additional RSUs shall be subject to the same terms and conditions as the RSUs awarded pursuant to this Agreement.

(c)
If the Company declares and pays a dividend or distribution on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or distribution or forward split equal to the number of RSUs credited to the Participant as of the record date for such dividend or distribution or split multiplied by the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Stock, which additional RSUs shall be subject to the same terms and conditions as the RSUs awarded pursuant to this Agreement.

3.    Vesting. The RSUs awarded hereunder shall vest on the third anniversary of the Grant Date if the Participant’s Termination Date has not occurred before such date. Except as otherwise provided by the Committee and in this Agreement, any portion of the RSUs that are not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect thereto, including the right to acquire any shares of Stock hereunder with respect to such RSU. Notwithstanding the foregoing:

(a)
Age 65. If the Participant’s Termination Date does not occur prior to the first anniversary of the Grant Date and if the Participant attains age 65 prior to his Termination Date and prior to full vesting of the RSUs, then all RSUs granted hereunder shall be fully vested upon the later of (i) the first anniversary of the Grant Date or (ii) the date on which the Participant attains age 65.

(b)
Death or Retirement. If the Participant’s Termination Date occurs due to death or Retirement one (1) year or more after the Grant Date and prior to the date on which the RSUs are otherwise fully vested, a pro rata portion of the RSUs (taking into account any of the RSUs that had previously vested) will vest on the Termination Date. The formula for determining the pro rata portion of the RSUs to become vested upon the Participant’s Termination Date in accordance with the preceding sentence is available by request from the Company’s human resources department or the stock plan administrator at the Company’s corporate headquarters.

(c)
Termination by Company other than for Cause; Termination by Participant for Good Reason. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for reasons other than for Cause or by Participant for Good Reason and prior to full vesting of the RSUs, then, as of the Participant’s Termination Date:

(i)
if the Termination Date occurs other than during the Protected Period, a pro rata portion of the RSUs (taking into account any portion that had previously vested) will vest on the Termination Date; provided, however, that if the Termination Date occurs by reason of termination by the Company other than for Cause, the provisions of this paragraph (i) shall apply only if the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company. The formula for determining the pro rata portion of the RSUs to become vested and nonforfeitable upon the Participant’s Termination Date in accordance with the preceding sentence is available by request from the Company’s human resources department or the stock plan administrator at the Company’s corporate headquarters; and

(ii)
if the Termination Date occurs during the Protected Period, the RSUs will fully vest as of the Participant’s Termination Date; provided, however, that if, in connection with a Change in Control, the RSUs would be cancelled or otherwise cease to be outstanding as the result of the Change in Control, the provisions of this paragraph (ii) shall apply as of the date of the Change in Control without regard to whether the Participant has a Termination Date in connection with the Change in Control; and provided further that if the Termination Date occurs by reason of termination by the Company other than for Cause, the provisions of this paragraph (ii) shall apply only if the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company.

(d)
Termination for Cause; Voluntary Termination Other than for Good Reason. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for Cause or by Participant other than for Good Reason and, in either case, prior to full vesting of the RSUs, then, as of the Participant’s Termination Date all of the unvested RSUs shall expire and shall be forfeited and the Participant shall have no further rights with respect thereto, including the right to acquire any shares of Stock hereunder with respect to such RSUs.

4.    Settlement. An RSU shall be settled promptly upon (but not more than sixty (60) days after) the date on which the RSU vests by delivery of one share of Stock for each such RSU being settled either in certificated form or in such other manner as the Company may reasonably determine. Settlement of RSUs that directly or indirectly result from non-cash Dividend Equivalents on RSUs or adjustments to RSUs shall occur at the time of settlement of the granted RSU.
5.    Withholding. At such time as the Company or any Affiliate or Subsidiary is required to withhold taxes with respect to the RSUs or Dividend Equivalents, or at an earlier date as determined by the Company, the Participant shall make cash remittance to the Company or the Affiliate or Subsidiary that is the Participant’s employer the amount of the federal, state or local income tax or earnings tax or any other applicable tax or assessment (plus interest and penalties thereon, if any, caused by a delay in making such payment) incurred by reason of vesting or settlement of the RSUs or payment of the Dividend Equivalents. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the Participant, including by means of mandatory withholding of shares deliverable in settlement of the RSUs or payments of Dividend Equivalents, to satisfy the mandatory tax withholding requirements or to require the Participant to authorize the Company’s designated broker/agent to sell the shares of Stock acquired upon settlement of the RSUs and remit to the Company a sufficient portion of the sale proceeds to pay the applicable brokerage fees and any withholding and/or taxes and applicable fees resulting from such settlement (“sale to cover”). In all cases, the Company shall determine the method by which payment of withholding taxes shall be satisfied. Non-U.S. Participants see applicable Non-U.S. Participant Exhibit for special rules.
6.    Forfeiture Provisions. The Participant acknowledges that the Participant’s continued employment with the Company, its Affiliates and its Subsidiaries, and the grant of the RSUs is sufficient consideration for the Agreement, including, without limitation, the restrictions imposed upon the Participant by this Section 6.

(a)
In consideration of the RSUs awarded hereby, the Participant expressly agrees and covenants that, during the Restricted Period, the Participant shall not, without the prior consent of the Company, permit any Forfeiture Event to exist, directly or indirectly.

(b)	If the Committee determines that a Forfeiture Event has occurred or is ongoing, then the Participant covenants and agrees that the following forfeitures and related actions will occur:

(i)
Any unvested portion of the RSUs shall be immediately canceled and forfeited and the Participant shall automatically forfeit any rights the Participant may have with respect to the RSUs as of the date of such determination; and

(ii)
If any of the RSUs vested within the twelve (12)-month period immediately preceding the occurrence of a Forfeiture Event (or following the date of the earliest Forfeiture Event), then, upon the Company’s demand, the Participant shall immediately deliver to the Company certificate(s) for the number of shares of Stock issued upon settlement of the RSUs or, if the shares have been sold, the Participant shall immediately remit to the Company, in cash, the proceeds of any such sale(s). Any shares surrendered pursuant to this provision shall be treated as treasury shares and shall be added to the authorized and unissued shares available for issuance under the Plan.

(c)
In the event that the Participant fails to promptly pay or make satisfactory arrangements as to the withholding taxes as provided in Section 5, all RSUs shall be forfeited and shall be deemed to be reacquired by the Company.

7.    RSU Not Contract of Employment or Service; No Rights as Stockholder. The grant of the RSUs (including the right to Dividend Equivalents) does not constitute a contract of employment or continued service, and the grant of the RSUs shall not give the Participant the right to be retained in the employ or service of the Company or any Affiliate or Subsidiary, nor any right or claim to any benefit under the Plan or the Agreement, unless such right or claim has specifically accrued under the terms of the Plan and the Agreement. The Participant and the Participant’s beneficiary shall not have any rights with respect to Stock (including voting rights) issuable upon settlement of the RSUs prior to the date on which the RSUs are settled.
8.    Administration. The authority to administer and interpret the Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.
9.    Transferability. The RSUs (and the right to Dividend Equivalents) are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
10.    Adjustment of Award. The number of RSUs, the number and type of Stock subject to the RSUs and other related terms shall be adjusted by the Committee in accordance with the terms of the Plan.
11.    Waiver. The waiver by the Company or an Affiliate or Subsidiary of any provision of the Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
12.    Governing Law. The grant of the RSUs and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Agreement the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.
13.    Amendment; Entire Agreement; Successors. This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award that is the subject of this Agreement may not be materially adversely affected by any amendment or termination of the Plan approved after the Grant Date without the Participant’s written consent. This Agreement and the Plan contain the entire understanding of the parties with respect to the RSUs and supersede any prior agreements or documents with respect to the RSUs. This Agreement shall be binding up and inure to the benefit of the heirs, executors, administrators and successors of the parties.
14.    Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if any payment with respect to any RSUs (including any Dividend Equivalents) is subject to Code Section 409A and if such payment is to be paid or provided on account of Participant’s Termination Date (or other separation from service or termination of employment, other than death):

(a)
and if Participant is a specified employee (within the meaning of Code Section 409A) and if any such payment or benefit is required to be made or provided prior to the date which is six (6) months following Participant’s Termination Date, such payment or benefit shall be delayed until the date which is six (6) months and one (1) day following Participant’s Termination Date; provided, however, that if Participant dies prior to such six (6)-month anniversary, all remaining payments shall be paid to his estate within ninety (90) days following his death; and

(b)
the determination as to whether Participant has had a Termination Date (or other termination of employment or separation from service) shall be made in accordance with the provisions of Code Section 409A and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

It is the intent of this Agreement to comply with the requirements of Code Section 409A so that none of the RSUs provided under this Agreement or Stock issuable hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply. None of the Company, any Affiliate or any Subsidiary, however, makes any representation regarding the tax consequences of this Award.
Mead Johnson Nutrition Company
By:    __________________________
Senior Vice President, General Counsel and Secretary

PARTICIPANT ACKNOWLEDGEMENT AND ACCEPTANCE

I have read this Agreement in its entirety. I understand that the RSUs have been granted to provide a means for me to acquire and/or expand an ownership position in Mead Johnson Nutrition Company, and it is expected that I will retain the Stock I receive upon the settlement of the RSUs consistent with the Company’s Stock retention guidelines in effect at the time of settlement of the RSUs. I acknowledge and agree that (i) the RSUs are nontransferable, except as provided herein and in the Plan, (ii) the RSUs are subject to forfeiture in the event of my Termination Date in certain circumstances, as specified in the Agreement, and (iii) sales of Stock will be subject to the Company’s policy regulating trading by employees. In accepting this grant, I hereby agree that Morgan Stanley Smith Barney, or such other vendor as the Company may choose to administer the Plan, may provide the Company with any and all account information necessary to monitor my compliance with the Company’s Stock retention guidelines and other applicable policies.
I hereby agree to all the terms and conditions set forth in this Agreement and accept the grant of the RSUs subject thereto. Where electronic acceptance is permitted under applicable law, electronic acceptance of the RSUs shall be binding on the Participant.
By: ____________________________
Participant Signature

APPENDIX A
SPECIAL DEFINITIONS
The following capitalized terms shall have the meaning specified for purposes of the Agreement.
1.    Cause. The term “Cause” means:

(a)	with respect to a Termination Date that occurs other than during the Protected Period:

(i)	Failure or refusal by the Participant to substantially perform his duties with the Company or its Subsidiaries or Affiliates (except where the failure results from incapacity due to Disability); or

(ii)
Severe misconduct or activity deemed detrimental to the interests of the Company or a Subsidiary or Affiliate. This may include, but is not limited to, the following: acts involving dishonesty, violation of the Company’s or a Subsidiary’s or an Affiliate’s written policies (such as those related to alcohol or drugs, etc.), violation of safety rules, disorderly conduct, discrimination and/or discriminatory harassment, unauthorized disclosure of the Company’s or a Subsidiary’s or an Affiliate’s confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime; and

(b)	with respect to a Termination Date that occurs during the Protected Period:

(i)
The Participant’s willful and continued failure to substantially perform the Participant’s duties with the Company or its Subsidiaries or Affiliates (except where the failure results from incapacity due to Disability) for a period of thirty (30) consecutive days after a written demand for substantial performance is delivered to the Participant by the Committee, which demand specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties;

(ii)	Willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries or Affiliates, monetarily or otherwise; or

(iii)	The Participant is convicted of, or has entered a plea of nolo contendere to, a felony.
For purposes of paragraphs (1)(b)(i) and (ii) above, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.
For all purposes, “Cause” will be interpreted by the Committee in its sole discretion, and the Committee’s interpretation will be conclusive and binding on all parties.
2.    Competitive Business. The term “Competitive Business” means any person or entity that engages in any business activity that competes with the Company’s or an Affiliate’s or Subsidiary’s business in any way, in any geographic area in which the Company or an Affiliate or Subsidiary engages in business, including, without limitation, any state in the United States in which the Company or an Affiliate or Subsidiary sells or offers to sell its products from time to time.
3.    Disability Benefits. The term “Disability Benefits” means income replacement benefits payable to the Participant under an accident and health plan of the Company or any Subsidiary or Affiliate, either in the United States or in a jurisdiction outside of the United States. In a jurisdiction outside of the United States, “Disability Benefits” shall also include payments under a mandatory or universal disability plan or program managed or maintained by the government.
4.    Forfeiture Event. A “Forfeiture Event” occurs if any of the following occur:

(a)
The Participant owns or has any financial interest in a Competitive Business or is actively connected with a Competitive Business by managing, operating, controlling, being an employee or consultant of (or accepting an offer to be an employee or consultant) or otherwise advising or assisting a Competitive Business in such a way that such connection might result in an increase in value or worth of any product, technology or service that competes with any product, technology or service upon which the Participant worked or about which the Participant became familiar as a result of the Participant’s employment with the Company or an Affiliate or Subsidiary; provided, however, that nothing in this clause shall prevent the Participant from owning one percent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange; and provided, further that, for periods after a Participant’s Termination Date, the Participant may be actively connected with a

Competitive Business so long as the Participant’s connection to the business does not involve any product, technology or service that competes with any product, technology or service upon which the Participant worked or about which the Participant became familiar as a result of the Participant’s employment with the Company or an Affiliate or Subsidiary and the Company is provided written assurance of this fact from the Competitive Business prior to the Participant’s beginning such connection;

(b)
The Participant takes any action that might divert any opportunity from the Company or any Affiliate or Subsidiary, or any of their respective successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any of the Related Parties;

(c)
The Participant employs, solicits for employment, advises or recommends to any other person that they employ or solicit for employment or form an association with any person who is employed by the Company or an Affiliate or Subsidiary or who has been employed by the Company or an Affiliate or Subsidiary within one (1) year of the date the Participant’s Termination Date occurs for any reason;

(d)
The Participant contacts, calls upon or solicits any (A) customer or (B) prospective customer of the Company or an Affiliate or Subsidiary that the Participant became aware of or was introduced to in the course of the Participant’s duties for the Company or an Affiliate or Subsidiary, or, in any case, otherwise attempts to divert or take away from the Company or an Affiliate or Subsidiary the business of any customer or prospective customer of the Company or an Affiliate or Subsidiary; or

(e)
The Participant engages in any activity that is harmful to the interests of the Company or an Affiliate or Subsidiary, including, without limitation, any conduct during the term of the Participant’s employment that violates the Company’s standards of business conduct and ethics, securities trading policy and other policies.

5.    Good Reason. The term “Good Reason” means:

(a)	with respect to a Termination Date that occurs other than during the Protected Period, the occurrence of any one or more of the following events that occur without the Participant’s written consent:

(i)	A material reduction in the Participant’s base salary;

(ii)	A reduction in grade level, resulting in a material diminution of the Participant’s authority, duties, or responsibilities; or

(iii)
A change in the principal location of the Participant’s job or office, such that the Participant will be based at a location that is 50 miles or more further (determined in accordance with the Company’s relocation policy) from the Participant’s principal job or office location immediately prior to the proposed change in the Participant’s job or office.

For a termination to qualify as a termination for Good Reason under this provision, the Participant must notify the Company in writing of termination for Good Reason, specifying the event constituting Good Reason, within ten (10) business days after the occurrence of the event that the Participant believes constitutes Good Reason. Failure for any reason to give written notice of termination for Good Reason in accordance with the foregoing will be deemed a waiver of the right to voluntarily terminate employment for that Good Reason event. The Company will have a period of thirty (30) days after receipt of the Participant’s notice in which to cure the Good Reason. If the Good Reason is cured within this period, the Participant will not be entitled to terminate employment for Good Reason. If the Company waives its right to cure or does not, within the thirty (30)-day period, cure the Good Reason, the Participant will be entitled to terminate employment for Good Reason, and the actual termination date will be determined in the sole discretion of the Company, but in no event will it be later than thirty (30) calendar days from the date the Company waives its right to cure or the end of the thirty (30)-day period in which to cure the Good Reason, whichever is earlier.

(b)	with respect to a Termination Date that occurs during the Protected Period, the occurrence of any one or more of the following events that occur without the Participant’s express written consent:

(i)
if applicable, the assignment to the Participant of any duties materially inconsistent with the Participant’s status as an officer of the Company (e.g., no longer reporting to the CEO) or a substantial adverse alteration in the nature or status of the Participant’s authorities, duties or responsibilities from those in effect immediately prior to the Change in Control (e.g., reduction in signing authority);

(ii)	a material adverse change in the Participant’s reporting relationships;

(iii)
a material reduction by the Company, its Subsidiaries or its Affiliates in the Participant’s base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

(iv)
the relocation of the Participant’s principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the Change in Control or, if the Participant has consented to a relocation, the failure by the Company to provide the Participant with all of the benefits of the Company’s relocation policy as in operation immediately prior to a Change in Control;

(v)
the failure of the Company, its Subsidiaries or its Affiliates to pay the Participant any material amount or portion of the Participant’s compensation or to pay the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, its Subsidiaries or its Affiliates within seven (7) days of the date on which such compensation was due; or

(vi)
the failure by the Company, its Subsidiaries or its Affiliates to continue in effect any compensation or benefit plan which is material to the Participant’s compensation and in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company, its Subsidiaries or its Affiliates to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Change in Control.

For a termination to qualify as a termination for Good Reason under this provision, the Participant must notify the Company in writing of termination for Good Reason, specifying the event constituting Good Reason, within ninety (90) days after the Participant first becomes aware of the event that the Participant believes constitutes Good Reason. Failure for any reason to give written notice of termination of employment for Good Reason in accordance with the foregoing will be deemed a waiver of the right to terminate the Participant’s employment for that Good Reason event. The Company will have a period of thirty (30) days after receipt of the Participant’s notice in which to cure the Good Reason. If the Good Reason event is cured within this period, the Participant will not be entitled to terminate the Participant’s employment for Good Reason. If the Company waives its right to cure or does not, within the thirty (30)-day period, cure the Good Reason event, the Participant may terminate the Participant’s employment for Good Reason within thirty (30) days following the earlier of the date on which the Company waives its right to cure or the end of the cure period. If the Participant does not terminate the Participant’s employment within such thirty (30)-day period, the Participant will waive the Participant’s right to terminate the Participant’s employment for that Good Reason event.
6.    Protected Period. The term “Protected Period” means the two (2)-year period following a Change in Control.
7.    Restricted Period. The term “Restricted Period” means the period during which the Participant is employed by the Company or an Affiliate or Subsidiary and twelve (12) months following the date that the Participant ceases to be employed by the Company or an Affiliate or Subsidiary for any reason whatsoever.
8.    Termination Date. The term “Termination Date” means the date on which the Participant’s employment with the Company and any Affiliates and Subsidiaries terminates for any reason. The Participant’s Termination Date shall not occur solely as a result of the following:
(a)    A transfer of the Participant’s employment from the Company to a Subsidiary or Affiliate, or vice versa, or from one Subsidiary or Affiliate to another;
(b)    A leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days;

(c)    A leave of absence in excess of ninety (90) days, duly authorized in writing, by the Company, provided the Participant’s right to reemployment is guaranteed either by a statute or by contract; or
(d)    Any period that the Participant is receiving Disability Benefits due to the incurrence of a Disability prior to the date that would otherwise be the Participant’s Termination Date.
However, the Participant’s Termination Date shall be deemed to occur upon the date that the Participant fails to return to active service with the Company or an Affiliate or Subsidiary at the end of an approved leave of absence or, if applicable, upon cessation of Disability Benefits.
During a leave of absence as defined in paragraph (b) or (c), although the Participant will be considered to have been continuously employed by the Company or an Affiliate or Subsidiary and not to have incurred a Termination Date solely as a result thereof, the Committee may specify such leave period shall not be counted in determining the period of employment for purposes of the vesting of the RSUs. In such case, the vesting dates for the unvested portion of the RSUs shall be extended by the length of any such leave of absence.
Upon the Participant’s Termination Date as determined hereunder, vesting of the RSUs shall be based on the Participant’s circumstances at the time of such termination.
.